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                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                            BASIC EARNINGS PER SHARE


                                                                         Three Months Ended
                                                                               March 31,
                                                                    2000                     1999
                                                                    ----                     ----


Weighted average shares outstanding--basic                         26,345,353                26,395,692

Net income (loss)                                               $  (1,526,071)            $   2,793,748
                                                                -------------             -------------


Basic net income (loss) per share                               $       (0.06)            $        0.11
                                                                =============             =============